EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The 401(k) Savings Plan for GHC Affiliates

We hereby consent to the incorporation by reference in the Registration Statement No. 333-276044 on Form S-8 of Graham Holdings Company of our report dated October 4, 2024, relating to the financial statements and supplemental schedule of the The 401(k) Savings Plan for GHC Affiliates appearing in this Annual Report on Form 11-K for the year ended December 31, 2023.

/s/ Johnson Lambert LLP

Vienna, Virginia
October 4, 2024